Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

DIANTHUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.001 par value per share	Rule 457(a) (2)	1,486,408 (3)	$8.98	$13,347,943.84	$147.60 per $1,000,000	$1,970.16

Equity	Common stock, $0.001 par value per share	Rule 457(a) (4)	350,516 (5)	$13.53	$4,742,481.48	$147.60 per $1,000,000	$699.99

Total Offering Amounts					$18,090,425.32		$2,670.15

Total Fee Offsets							—

Net Fee Due							$2,670.15

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Dianthus Therapeutics, Inc. (f/k/a Magenta Therapeutics, Inc.) (the “Registrant”) that become issuable under the Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan (f/k/a Magenta Therapeutics, Inc. 2018 Stock Option and Incentive Plan) (the “LTIP”) and the Dianthus Therapeutics, Inc. 2019 Stock Plan (the “2019 Plan”), to prevent dilution in the event of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the weighted average exercise price of the outstanding options under the 2019 Plan, which were assumed by the Registrant in connection with the merger of a wholly-owned subsidiary of the Registrant with Dianthus Therapeutics OpCo, Inc. (f/k/a Dianthus Therapeutics, Inc.) on September 11, 2023, after adjusting for the Registrant’s reverse stock split on September 11, 2023 (the “Assumed Options”).

(3)	Represents the shares of Common Stock underlying the Assumed Options.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on The Nasdaq Capital Market, on September 29, 2023.

(5)

Represents 198,916 additional shares of Common Stock reserved for issuance under LTIP, as a result of the assumption of the shares previously available for issuance under the 2019 Plan and 151,600 additional shares of Common Stock reserved for issuance under the LTIP as a result of the automatic annual increase on January 1, 2023, adjusted to reflect the reverse stock split.